Exhibit 10.1
VOTING AGREEMENT
     THIS VOTING AGREEMENT (this “Agreement”) dated as of October 5, 2006, is entered into by and among Integra Bank Corporation, an Indiana corporation (“Integra”), and each of the undersigned persons identified on Exhibit A attached hereto (each, a “Stockholder,” and collectively, the “Stockholders”), in his/her/its capacity as a stockholder of Prairie Financial Corporation, a Delaware corporation (“Prairie”).
W I T N E S S E T H:
     WHEREAS, Integra, PFC Merger Corp., a Delaware corporation and wholly-owned subsidiary of Integra (“Sub”), and Prairie have entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of the date hereof pursuant to which Prairie and Sub have agreed to merge (the “Merger”) in accordance with the provisions of the Delaware General Corporation Law;
     WHEREAS, as of the date hereof, the Stockholders beneficially own the number of shares of common stock, par value $1.00 per share, of Prairie (the “Prairie Common Stock”) set forth on Exhibit A;
     WHEREAS, in consideration of Integra’s agreements herein and in the Merger Agreement, the Stockholders have agreed to vote their shares of Prairie Common Stock in favor of the Merger Agreement and the Merger as provided herein.
     NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
VOTING AGREEMENT
     Section 1.1 Voting. The Stockholders agree that each of them shall cause all shares of Prairie Common Stock owned by him/her of record and beneficially, including, without limitation, all shares owned by him/her individually, all shares owned by his/her spouse individually (of record or beneficially), all shares owned jointly by him/her and his/her spouse, all shares owned by any trust or entity of which any of the Stockholders and/or their spouses are managers, directors, stockholders, members, trustees or partners, all shares owned by any minor children of the Stockholders, all shares held as voting trustee, and specifically including all shares shown as owned directly or beneficially by each of them on Exhibit A attached hereto (collectively, the “Shares”), to be voted in favor of the Merger Agreement and the Merger at the annual meeting or a special meeting of stockholders of Prairie called for that purpose.
     Section 1.2 No Disposition. Each of the Stockholders further agrees and covenants that he/she shall not sell, assign, transfer, dispose or otherwise convey, nor shall he/she cause, permit, authorize or approve the sale, assignment, transfer, disposition or other conveyance of, any of the Shares or any interest in the Shares to any other person, trust or entity prior to the annual or special meeting of stockholders of Prairie called for the purpose of voting on the Merger Agreement.
     Section 1.3 Termination of Obligations. The obligations of the Stockholders under this Article I shall terminate contemporaneously with the termination of the Merger Agreement. Notwithstanding anything to the contrary herein, nothing in this Agreement shall limit or otherwise affect the ability of the Stockholders who are directors of Prairie from exercising their fiduciary duties as directors pursuant to Section 5.1 of the Merger Agreement.
ARTICLE II
MISCELLANEOUS
     Section 2.1 Expenses. Each of the parties hereto shall pay its own expenses incurred in connection with this Agreement.
     Section 2.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective representatives and permitted successors and assigns.
     Section 2.3 Entire Agreement. This Agreement and the Merger Agreement contain the entire understanding of the parties and supersede all prior agreements and understandings between the parties with respect to their subject matter. This Agreement may be amended only by a written instrument duly executed by the parties hereto.
     Section 2.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Time is of the essence with respect to all provisions of this Agreement.
     Section 2.5 Assignment. This Agreement may not be transferred or assigned by the Stockholders but may be assigned by Integra to any of its affiliates or to any successor to its business and will be binding upon and inure to the benefit of any such affiliate or successor.
     Section 2.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but both of which together shall constitute one and the same Agreement.
     Section 2.7 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given if so given) by delivery, telegram or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any national courier service, provided that any notice delivered as herein provided shall also be delivered by telecopy at the time of such delivery. All communications hereunder shall be delivered to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

(a)	If to Integra:

Integra Bank Corporation

21 S.E. Third Street P. O. Box 868 Evansville, IN 47705-0868 Attention: Martin M. Zorn Telecopy: (812) 461-9134

with a copy to:

Baker & Daniels LLP 600 East 96th Street, Suite 600 Indianapolis, Indiana 46240 Attention: David C. Worrell Telecopy: (317) 569-4882

(b)	If to any of the Stockholders:

c/o Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP 333 West Wacker Drive, Suite 2700 Chicago, Illinois 60606 Attention: John E. Freechack Telecopy: (312) 984-3150
     Section 2.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Indiana, without regard to its principles of conflicts of laws.
     Section 2.9 Enforceability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
     Section 2.10 Injunctive Relief. The Stockholders agree that any remedy at law for any breach of the provisions contained in Sections 1.1 or 1.2 hereof shall be inadequate and that Integra shall be entitled to injunctive relief in addition to any other remedy Integra might have under this Agreement.
[Signature page follows.]

     IN WITNESS WHEREOF, Integra, each of the Stockholders and the Stockholders’ Agents have caused this Agreement to be duly executed as of the day and year first above written.

INTEGRA BANK CORPORATION
By:	/s/ Martin M. Zorn
Name:	Martin M. Zorn
Title:	Executive Vice President

STOCKHOLDERS:
/s/ Dorothy A. Oremus
Dorothy A. Oremus

/s/ Dorothy A. Oremus
Dorothy A. Oremus, as Trustee of the
John A. Oremus Trust

/s/ J. Alan Oremus
J. Alan Oremus

/s/ Edward F. Paliatka
Edward F. Paliatka

/s/ Anthony V. Rizza
Anthony V. Rizza

/s/ Arthur D. Pringle, III
Arthur D. Pringle, III

/s/ Bradley M. Stevens
Bradley M. Stevens

/s/ Harry J. Bevignani
Harry J. Bevignani

/s/ Mark Rusiewski
Mark Rusiewski

/s/ Julieanne M. Paliatka
Julieanne M. Paliatka as Trustee of the
Julieanne M. Paliatka Trust dated 12/27/2004

/s/ Jennifer C. Paliatka
Jennifer C. Paliatka as Trustee of the
Jennifer C. Paliatka Trust dated 12/27/2004

/s/ Jeanne T. Paliatka
Jeanne T. Paliatka as Trustee of the
Jeanne T. Paliatka Trust dated 12/27/2004

/s/ Edward Jason Paliatka
Edward Jason Paliatka as Trustee of the
Edward Jason Paliatka Trust dated 12/27/2004

/s/ Burton X. Rosenberg
Burton X. Rosenberg Trustee of Arthur D.
Pringle IV Family Trust Agreement dated March 10, 2001

/s/ Burton X. Rosenberg
Burton X. Rosenberg Trustee of Zachary J.
Pringle Family Trust Agreement dated March 10, 2001

/s/ Burton X. Rosenberg
Burton X. Rosenberg Trustee of Kelli J.
Pringle Family Trust Agreement dated March 10, 2001

EXHIBIT A

Number of Shares
Name of Stockholder	Beneficially Owned

Dorothy A. Oremus	2,638

Dorothy A. Oremus as Trustee
of the John A. Oremus Trust	88,372

J. Alan Oremus	2,803

Edward Paliatka	28,596

Anthony V. Rizza	52,896

Arthur D. Pringle, III	45,569

Bradley M. Stevens	84,215

Harry J. Bevignani	8,500

Mark Rusiewski	3,189

Julieanne M. Paliatka as Trustee of the
Julieanne M. Paliatka Trust dated 12/27/2004	7,000

Jennifer C. Paliatka as Trustee of the
Jennifer C.. Paliatka Trust dated 12/27/2004	7,000

Jeanne T. Paliatka as Trustee of the
Jeanne T. Paliatka Trust dated 12/27/2004	7,000

Edward Jason Paliatka as Trustee of the
Edward Jason Paliatka Trust dated 12/27/2004	7,000

Burton X. Rosenberg Trustee of Arthur D. Pringle IV
Family Trust Agreement dated March 10, 2001	7,500

Burton X. Rosenberg Trustee of Zachary J. Pringle
Family Trust Agreement dated March 10, 2001	7,500

Burton X. Rosenberg Trustee of Kelli J. Pringle
Family Trust Agreement dated March 10, 2001	7,500

Total	367,278